EXHIBIT 10.57

October 11, 2011

Miller Energy Resources, Inc.
9721 Cogdill Road, Suite 302
Knoxville, TN 37932
Attention:  Scott M. Boruff
                    Chief Executive Officer

Re:  Limited Consent and Extension

Ladies and Gentlemen:

We refer to that certain Loan Agreement dated as of June 13, 2011 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Miller Energy Resources, Inc., a Tennessee corporation (the “Borrower”), the financial institutions party thereto as Lenders and Guggenheim Corporate Funding, LLC, as administrative agent for the Lenders (in such capacity, the “Agent”).  Capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Loan Agreement.  References herein to any Section shall be to a Section of the Loan Agreement unless otherwise specifically provided.

The Borrower has requested that the Agent and the Lenders (or at least the required percentage thereof) extend the deadline for complying with Section 6.19(c), which requires that within one hundred twenty (120) days following the Closing Date, the Borrower repay all outstanding Indebtedness and other monetary obligations of the Borrower under the Registration Rights Agreement.  Subject to the terms and conditions contained herein, the Agent and the Lenders (or at least the required percentage thereof) are willing to extend such deadline.

Accordingly, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Agent and the Lenders (or at least the required percentage thereof) hereby agree to extend the deadline for Borrower’s compliance with Section 6.19(c) to the date that is one hundred eighty (180) days from the date of this letter agreement; provided that notwithstanding anything to the contrary contained in the Loan Agreement or any other Loan Document, the Borrower shall not repay such Indebtedness and other monetary obligations under the Registration Rights Agreement with cash or other immediately available funds unless approved by the Required Lenders.

By its signature below, each Loan Party agrees that except as set forth herein nothing herein shall be construed as (a) a waiver or continuing waiver of the provisions of Section 6.19(c) or any other provision of the Credit Agreement or any other Loan Document or (b) a waiver of any Default or Event of Default now existing or hereafter arising under the Credit Agreement or any other Loan Document.  The consent set forth herein is expressly limited as follows: (x) such consent is limited solely to the extension of the deadline for complying with Section 6.19(c), and (y) such consent is a limited one-time consent, and nothing contained herein shall obligate the Lenders to grant any additional or future consent, or to grant (i) any waiver of Section 6.19(c) or any other provision of the Credit Agreement or any other Loan Document or (ii) any waiver of any Default or Event of Default now existing or hereafter arising under the Credit Agreement or any other Loan Document.

By its signature below, each Loan Party hereby (a) acknowledges and agrees that, except as expressly provided herein, the Loan Agreement and each of the other Loan Documents are hereby ratified and confirmed in all respects and shall remain in full force and effect; (b) ratifies and reaffirms its obligations under, and acknowledges, renews and extends its continued liability under, the Loan Agreement and each other Loan Document to which it is a party; (c) ratifies and reaffirms all of the Liens securing the payment and performance of the Obligations; and (d) represents and warrants to the Agent and the Lenders that, as of the date hereof, after giving effect to the consent and extension contained herein, (i) all of the representations and warranties contained in the Loan Agreement and each other Loan Document to which it is a party are true and correct in all material respects, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date, and (ii) no Default or Event of Default has occurred and is continuing.  This letter agreement shall be deemed to constitute a Loan Document for all purposes and in all respects.

This letter agreement shall become effective as of the date first written above when and only when the Agent shall have received duly executed counterparts of this consent signed by each Loan Party and the Lenders (or at least the required percentage thereof).

This letter agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.  This letter agreement may be executed in counterparts with each counterpart constituting an original and all of the counterparts, once executed, constituting but one original.  Delivery of an executed counterpart by facsimile or other electronic means shall be effective as delivery of an original executed counterpart.

[Signature Pages Follow]

If the foregoing is acceptable to you, please execute a copy of this letter agreement in the spaces provided below to evidence your acceptance and approval of the foregoing and return a fully-executed counterpart of this letter to the attention of the undersigned.

Very truly yours,

GUGGENHEIM CORPORATE FUNDING, LLC, as Administrative Agent for the Lenders

By:	/s/ William Hagner
Name: William Hagner
Title: Senior Managing Director

GUGGENHEIM ENERGY OPPORTUNITIES FUND, L.P., as a Lender

By:	Guggenheim Investment Management, LLC, as its Investment Manager

By:	/s/ Michael Damaso
Name: Michael Damaso
Title: Senior Managing Director

CITIBANK, N.A., as a Lender

By:	/s/ Don Dimitrievich
Name: Don Dimitrievich
Title: Vice President

WP GLOBAL MEZZANINE CAPITAL STRATEGY (RLA) LP

By: WP Mezzanine GP II LLC, its General Partner

By:	/s/ Gregory J. Jania
Name: Gregory J. Jania
Title: Authorized Signatory

WP GLOBAL MEZZANINE CAPITAL STRATEGY II LP

By: WP Mezzanine GP II LLC, its General Partner

By:	/s/ Gregory J. Jania
Name: Gregory J. Jania
Title: Authorized Signatory

Acknowledged, agreed and accepted as of the 11th day of October, 2011

BORROWER:

MILLER ENERGY RESOURCES, INC., a Tennessee corporation

By:	/s/ Scott M. Boruff
Name: Scott M. Boruff
Title: CEO

GUARANTORS:

MILLER DRILLING, TN LLC

By: MILLER ENERGY RESOURCES, INC., its Sole Member

By:	/s/ Scott M. Boruff
Name: Scott M. Boruff
Title: CEO

MILLER ENERGY SERVICES, LLC

By: MILLER ENERGY RESOURCES, INC., its Sole Manager

By:	/s/ Scott M. Boruff
Name: Scott M. Boruff
Title: CEO

MILLER ENERGY GP, LLC

By: MILLER ENERGY RESOURCES, INC., its Sole Manager

By:	/s/ Scott M. Boruff
Name: Scott M. Boruff
Title: CEO

MILLER RIG & EQUIPMENT, LLC

By: MILLER ENERGY RESOURCES, INC., its Sole Manager

By:	/s/ Scott M. Boruff
Name: Scott M. Boruff
Title: CEO

COOK INLET ENERGY, LLC

By:	/s/ David Hall
Name: David Hall
Title: CEO

EAST TENNESSEE CONSULTANTS, INC.

By:	/s/ Eugene D. Lockyear
Name: Eugene D. Lockyear
Title: President

EAST TENNESSEE CONSULTANTS II, L.L.C.

By:	/s/ Eugene D. Lockyear
Name: Eugene D. Lockyear
Title: President